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                                                                    EXHIBIT 10.4

                              SERVICES AGREEMENT
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     THIS SERVICES AGREEMENT (the "Agreement") is made and entered into as of the _______ day of August, 1998 by and between Union Pacific Corporation, a Utah corporation ("UPC"), and Overnite Corporation, a Virginia corporation ("Overnite").

     WHEREAS, Overnite intends to issue and sell or cause to be issued and sold all of its outstanding common stock through an initial public offering (the closing of which is hereafter referred to as the "Offering"); and

     WHEREAS, immediately following the Offering, Overnite intends to purchase all of the issued and outstanding common stock of Overnite Holding, Inc., a Delaware corporation ("OHI"), from UPC (the "Acquisition"), with the result that Overnite will become a publicly-owned company and OHI will become a wholly-owned, direct subsidiary of Overnite; and

     WHEREAS, Overnite Transportation Company, a Virginia corporation ("OTC"), is a wholly-owned, direct subsidiary of OHI and immediately following the Acquisition will become a wholly-owned, indirect subsidiary of Overnite; and

     WHEREAS, UPC has historically provided to its subsidiaries, including OHI and OTC, certain corporate and administrative services more particularly described hereinafter; and

     WHEREAS, UPC and Overnite desire that UPC continue to provide such services following the Offering and Acquisition pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.   Services.  Following the Offering and Acquisition, UPC will provide or
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cause to be provided to Overnite and its subsidiaries , those corporate and administrative services described in Exhibit A hereto (the "Services"). The scope of the Services shall be adjusted by the parties as needed to conform to good business practice and the requirements of applicable laws, regulations and tariffs, and as otherwise agreed to by the parties.

     2.   Charges for Services.  (a) In consideration for the Services provided
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or caused to be provided, Overnite agrees to pay the following charges to UPC:
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          (i)   Charges for Services performed by UPC through a third party
     (other than a subsidiary of UPC) shall be equal to the final invoiced costs charged by such third party to perform those Services. With respect to all other Services not to be provided through such a third party, UPC and Overnite will negotiate in good faith fees to be charged on a quarterly or one-time basis depending on the Services to be provided. Fees for Services provided directly by UPC or a subsidiary of UPC shall, unless specifically addressed in Exhibit A hereto, be based on the estimated costs of providing such Services, which shall include a reasonable allocation of direct and indirect overhead costs (including, without limitation, employee salaries, benefits and other costs and reasonable travel and other out-of-pocket expenses expected to be incurred in connection therewith).

          (ii) So long as any Services are provided hereunder, UPC and Overnite will review all fees negotiated hereunder and the scope of Services being provided on a quarterly basis. If either party believes that the actual cost of providing the Services represented by such fees will vary by at least 10% of the then current cost of providing such Services, the parties hereto will negotiate in good faith new fees reflecting such variation.
     All new fees shall apply prospectively only and no adjustment will be made to fees payable with respect to a preceding quarter.

          (iii) If any additional Services are included hereunder, or if the scope or nature of Services provided at any time under this Agreement changes significantly, the parties hereto will negotiate in good faith new fees based on the estimated cost of providing such additional or revised Services, as contemplated in Section 2(a)(i).

          3.    Payments. (a) UPC shall submit to Overnite by the 10th working
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day of each quarter an invoice for all charges associated with Services provided during the preceding quarter, including any other amounts payable in respect of the preceding quarter. All invoices shall describe in reasonable detail the Services provided and the charges associated therewith, any related adjustments and any other amounts that are payable. Except as provided in subparagraph (b) below, Overnite shall remit payment in full for all charges invoiced on or before the last working day of the month in which the invoice is received. Payment of all invoices shall be made by wire transfer of

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immediately available funds to an account or accounts designated by UPC.  Any late payment shall bear interest at the rate of 1% per month or fraction thereof until paid.

          (b) In the event of a dispute as to an invoiced amount, Overnite shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute, and shall promptly notify UPC of such dispute and the basis therefor. The parties agree to provide each other with sufficient records and information to resolve such dispute and, without limiting the rights and remedies of the parties hereunder, to negotiate in good faith a resolution thereto. Notwithstanding this clause (b), the late payment interest provision in
Section 3(a) shall apply to all such withheld amounts that are ultimately determined to be due.

     4.   Term of Agreement.  The term of this Agreement shall commence
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immediately following the Offering and Acquisition and shall continue thereafter unless terminated by agreement of the parties hereto. Notwithstanding the foregoing, this Agreement shall become terminable, upon not less than 30 days' prior written notice (i) with respect to any Services or any part thereof, at any time by Overnite, or (ii) in whole or in part with respect to any Services, at any time by UPC on or after the 18th month following the Offering except for Services or any part thereof described in Item 6 to Exhibit A hereto which may be terminated at any time by UPC following 30 days prior written notice. Termination under this Paragraph 4 or otherwise shall have no effect on the obligations of the parties to provide Services prior to the effective date of such termination or to make payments in respect of charges incurred in connection therewith or which relate to events occurring prior to such date.

     5.   Performance of Services.  (a) UPC shall perform the Services or cause
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the Services to be performed with the same degree of care, skill and prudence customarily exercised for its own operations. It is understood and agreed that the Services will be substantially identical in nature and quality to the Services performed by UPC for OTC and its subsidiaries during the year prior to the commencement of the term of this Agreement, except as required by Overnite's becoming a public company after the Offering.

          (b) Each party acknowledges that the Services will be provided only with respect to the businesses of Overnite and its subsidiaries as such businesses exist immediately following the Offering and Acquisition or as otherwise mutually agreed by the parties. Services will not be

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requested for the benefit of any entity other than Overnite and its subsidiaries. Overnite agrees that it will use the Services only in accordance with all applicable federal, state and local laws, regulations and tariffs and in accordance with the reasonable conditions, rules, regulations and specifications which are or may be set forth in any manuals, materials, documents or instructions of UPC. UPC reserves the right to take all actions, including the termination of any Services or part thereof, in order to assure that the Services are provided in accordance with any applicable laws, regulations and tariffs.

          (c) Any input or information needed by either party to perform or utilize the Services pursuant to the provisions of this Agreement shall be provided by the other party or its subsidiaries, as the case may be, in a manner consistent with the practices employed by the parties during the year prior to the Offering. Should the failure by Overnite to provide such input or information render the performance of the Services impossible or unreasonably difficult, UPC may, upon reasonable notice, refuse to provide such Services.

     6.   Liability and Indemnification.  Except as provided below, UPC shall
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have no liability under this Agreement for damage or loss of any type suffered by Overnite or its subsidiaries or any third party as a result of the performance or non-performance of the Services. Each party shall indemnify, defend and hold the other party harmless from and against all damages, losses and out-of-pocket expenses (including fees and disbursements of counsel) caused by or arising out of any willful breach or gross negligence by such indemnifying party in the performance or non-performance of any obligation or agreement contained herein or by the willful misconduct of such indemnifying party. In the event of a claim against UPC by a third party, Overnite shall indemnify, defend and hold UPC harmless from and against all damages, losses and out-of-pocket expenses (including fees and disbursements of counsel) caused by or arising out of the performance or non-performance of the Services, except where caused by the willful breach or negligence of UPC or UPC's willful misconduct. Notwithstanding any other provision of this Agreement, UPC shall have no liability for the acts or omissions of any third party (other than a subsidiary of UPC) that provides Services hereunder so long as UPC has not been grossly negligent in the selection of such third party. For purposes of this section, Services shall include services performed by UPC pursuant to the Tax Allocation Agreement, dated August __, 1998, between UPC and Overnite, OHI and OTC.

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     7.   Confidentiality.  The parties each agree to hold in trust and maintain
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confidential, and, except as required by law or applicable rules and regulations promulgated thereunder or by court order or other legal process, not to disclose to others without first obtaining the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it under this Agreement, including all information resulting from the provision or utilization of the Services hereunder (collectively, the "Information"). At the time of termination of this Agreement in whole or in part, each party shall, within 90 days after the effective date of such termination, return to each other all written Information that it obtained and shall not retain or allow any third party to retain photocopies or other reproductions of such Information, provided that (i) the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination, and (ii) in the case of a partial termination of this Agreement, the parties may retain any Information required to perform or utilize any remaining Services covered by this Agreement. Alternatively, each party may, upon receipt of the written consent of the other party, destroy such Information instead of returning the same pursuant to the foregoing sentence. The obligations set forth in this Paragraph 7 shall not apply to any Information which is shown by either party to be or have become knowledge generally available to the public other than through the acts or omissions of such party.

     8.   Assignment.  Neither party shall assign or transfer any of its rights
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or delegate any of its obligations under this Agreement without first obtaining the prior written consent of the other party, which consent may be withheld by such other party in its sole discretion; provided that UPC shall be permitted to cause any Services to be provided on UPC's behalf through one or more third parties selected by UPC; and provided further that the selection of any third party by UPC shall be subject to the prior written consent of Overnite (which shall not be unreasonably withheld or delayed) unless such third party shall have provided the same or similar Services to UPC or its affiliates at any time during the 12 months immediately preceding the Offering. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

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     9.   Notices.  All notices and other communications to be given hereunder
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shall be in writing and delivered in person, mailed postage prepaid or sent by telegram or other facsimile transmission to the following addresses:

          Union Pacific Corporation
          1717 Main Street
          Suite 5900
          Dallas, Texas  75201
          ATTN: Vice President and Controller
          Telecopy No.:  (214) 743-5794

          Overnite Corporation
          1000 Semmes Avenue
          Richmond, VA  23224-2246
          ATTN: Senior Vice President and Chief Financial Officer
          Telecopy No.:  (804) 231-8501

or to such other addresses as either party may designate in writing. All notices or communications given by personal delivery or mail shall be effective upon receipt. Notice given by telecopier or telegram shall be effective upon receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

     10.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof .

     11.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which when so executed shall be deemed an original but all of which shall together constitute but one and the same instrument.

     12.  Entire Agreement.  This Agreement constitutes the entire agreement of
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the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be amended or otherwise modified except by a written instrument duly executed by both parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any

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other right, power or privilege.

     13.  Severability.  The provisions of this Agreement are severable and
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should any provisions hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       UNION PACIFIC CORPORATION


                                       By:______________________________________

                                       Title:___________________________________



                                       OVERNITE CORPORATION

                                       By:______________________________________

                                       Title:___________________________________

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                                   Exhibit A
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                            Description of Services
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     1.   Financial Reporting and Accounting Research - UPC will assist in the
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preparation of quarterly and annual financial statements and related disclosures in SEC and shareholder documents for Overnite as well as all SEC-required filings. UPC will also provide assistance in researching the impact of new and proposed accounting standards on Overnite and advice on appropriate accounting treatment for proposed transactions or other issues.

     2.   Internal Auditing - UPC will assist in the structuring of internal
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audits of Overnite related to internal accounting and administrative controls over corporate assets as well as reviews of operational and financial management.

     3.   Compensation Plans - UPC will assist Overnite through periodic
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consulting regarding the design and implementation of its stock and executive compensation plans, including its management and executive incentive plans.

     4.   Insurance - UPC will assist Overnite in structuring and negotiating
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the terms of a property and liability insurance program.

     5.   Legal - UPC will provide legal assistance and advice to Overnite on
          -----
corporate, SEC and financial matters.

     6.   Governmental Relations - UPC will make one person in its Washington,
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D.C. office available to Overnite to provide lobbying and legislative affairs services at the Federal Congressional and Executive levels and advice regarding political action committees and attendance at political fund raisers; provided that such person shall be required to devote no more than one-half of such person's normal work time to providing such Services and such person will not be required to provide Services which, in the sole judgement of UPC's Vice President-Government Affairs, are or would be in conflict with or detrimental to the interests of the UPC Group. Overnite will pay for the Services provided in this paragraph 6 an amount equal to $12,500 per month, but will not be charged for any overhead, supplies, and equipment used by such person in performing Services hereunder, including without limitation any office, fax machine, telephone, secretarial support and reasonable entertainment expenses. In addition UPC's Vice President - Government Affairs agrees to request lobbying firms currently on retainer to UPC to provide services at their hourly rate to Overnite without requiring any additional or separate retainer, but UPC will have no obligation to Overnite if such firms refuse to provide such services.
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     7.   Proxy Statement --  UPC will provide assistance in the coordination
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and preparation by Overnite of any Proxy Statement including the calculation and accumulation of certain components of compensation administered by UPC prior to the Offering.

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